UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Silver Point Specialty Lending Fund

(Exact name of registrant as specified in its charter)

Maryland	47-1577585
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

Two Greenwich Plaza, First Floor
Greenwich, Connecticut 06830	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $0.001 per share New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act: Common Shares of Beneficial Interest, $0.001 par value per share

Securities to be registered pursuant to Section 12(g) of the Act: None Rights to Purchase

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Shares, reference is made to the information set forth under the heading “Description of Our Securities” in the Registrant’s Prospectus that constitutes part of the Registrant’s Registration Statement on Form N-2, as amended, filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2. Exhibits.

a.	Declaration of Trust**
b.	Bylaws**
c.	Form of Share Certificate**

**	To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SILVER POINT SPECIALTY LENDING FUND
(Registrant)

Dated: December 30, 2021	By:	/s/ James Kasmarcik
Name: James Kasmarcik
Title: Chief Compliance Officer and Secretary